UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 5, 2011
COMARCO, INC.
(Exact name of registrant as specified in its charter)

California	000-05449	95-2088894

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

25541 Commercentre Drive, Lake Forest, California	92630-8870

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 599-7400
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.
     (a) Resignation of Independent Registered Public Accountant
     On April 5, 2011, BDO USA, LLP (“BDO”) provided written correspondence to the Company that they decline to stand for re-appointment after completion of the current audit.
     BDO’s reports on Comarco’s consolidated financial statements as of and for the year ended January 31, 2010 and 2009, did not contain an adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During Comarco’s fiscal years ended January 31, 2010 and 2009, there were no disagreements between Comarco and BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to BDO’s satisfaction, would have caused BDO to make reference to the matter of the disagreement in connection with its reports.
     During the fiscal years ended January 31, 2010 and 2009 and through the date of BDO’s correspondence, none of the reportable events described under Item 304 (a)(1)(v) of Regulation S-K occurred.
     Comarco provided BDO with a copy of this disclosure. Attached as Exhibit 16.1 is a copy of BDO’s letter to the Securities & Exchange Commission dated April 6, 2011, stating their agreement with the statements in this disclosure.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
16.1	Letter of BDO USA, LLP dated April 6, 2011, regarding change in independent registered public accountant.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

COMARCO, INC.
Dated: April 11, 2011	By:	/s/ WINSTON E. HICKMAN
Winston E. Hickman
Vice President and Chief Financial Officer

S-1

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter of BDO USA, LLP dated April 6, 2011, regarding change in independent registered public accountant.